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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Panhandle Eastern Corporation:

     We consent to the use in this registration statement on Form S-3 of our report on the consolidated financial statements of Panhandle Eastern Corporation and subsidiaries incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Such report refers to changes in the method of accounting for postretirement benefits other than pensions and postemployment benefits.

/s/  KPMG Peat Marwick LLP

Houston, Texas
April 24, 1995